Exhibit 99.2

JACOBS ENGINEERING GROUP INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 13, 2013 (“Acquisition Date”), Jacobs Engineering Group Inc. (“Jacobs”) acquired all of the outstanding interests in Sinclair Knight Merz Management Pty Limited and Sinclair Knight Merz Holdings Limited (collectively, "SKM"), a company that provides engineering, design, procurement, construction and project management services, from the SKM shareholders ("Sellers") for approximately $1.2 billion in cash (the “Acquisition”). The purchase price reflects an enterprise value of approximately $1.1 billion plus adjustments for cash, debt and other items. The agreement includes customary representations, warranties, and indemnities supported by an escrow account. The following unaudited pro forma condensed combined statements of operations for the year ended September 27, 2013 and for the three months ended December 27, 2013 are based on the historical financial statements of Jacobs and SKM using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”).

The unaudited pro forma condensed combined statements of operations for the year ended September 27, 2013 and the three months ended December 27, 2013 give effect to the Acquisition as if it had occurred on September 29, 2012 (beginning of fiscal year 2013), and include all adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable. An unaudited pro forma condensed combined balance sheet is not presented in this filing because Jacobs has already reflected the Acquisition in its consolidated balance sheet as of December 27, 2013, which was included in our Quarterly Report (as filed with the United States Securities and Exchange Commission ("SEC) on Form 10-Q on January 24, 2014).

The historical financial statements of Jacobs have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The historical financial statements of SKM have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Certain pro forma adjustments were made to: 1) convert SKM’s historical financial statements to U.S. GAAP; 2) conform the period end dates to those of Jacobs; and 3) present them in U.S. dollars. Additionally, certain items have been reclassified from SKM’s historical financial statements to align them with Jacobs financial statement presentation. The Unaudited Condensed Combined Pro Forma Financial Statements reflect Jacobs’ best estimate of the adjustments based upon the information currently available. Please see the Footnotes to the Unaudited Condensed Combined Pro Forma Financial Statements for further details.

The unaudited pro forma condensed combined statements of operations are presented for informational purposes only and are not intended to represent or to be indicative of the results of operations or financial position that Jacobs would have reported had the Acquisition been completed as of the date set forth in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined statements of operations reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed. Upon completion of purchase accounting, the Company may make additional adjustments, and the valuations for the assets acquired and liabilities assumed could change significantly from those used in the pro forma condensed combined statements of operations.

These unaudited pro forma condensed combined financial statements should be read in conjunction with Jacobs historical audited consolidated financial statements and notes thereto contained in Jacobs Annual Report on Form 10-K for the year ended September 27, 2013, Jacobs Quarterly Report on Form 10-Q for the three months ended December 27, 2013, Jacobs Current Report on Form 8-K filed with the SEC on December 16, 2013, SKM’s historical audited financial statements and notes thereto for the year ended June 23, 2013 contained herein as Exhibit 99.1 and other information contained in this document.

JACOBS ENGINEERING GROUP INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 27, 2013
(in thousands, except per share amounts)

	Jacobs Historical (see Footnote 1)	SKM (see Footnote 2)	Pro Forma Adjustments		Jacobs Pro Forma
Revenues	$3,068,891	$250,033	$—		$3,318,924

Costs and Expenses:
Direct cost of contracts	(2,615,200)	(131,692)	—		(2,746,892)
Selling, general and administrative expenses	(308,644)	(131,948)	21,225	D	(423,630)
	—	—	(4,263)	A
Operating Profit	145,047	(13,607)	16,962		148,402
Other Income (Expense):
Interest income	1,796	1,257	(115)	F	2,938
Interest expense	191	(418)	(1,182)	C	(1,398)
	—	—	11	E
Miscellaneous income (expense), net	(113)	1,221	—		1,108
Total other income (expense), net	1,874	2,060	(1,286)		2,648
Earnings (Losses) Before Taxes	146,921	(11,547)	15,676		151,050
Income Tax (Expense) Benefit	(47,972)	2,926	(2,204)	B	(47,250)
Net Earnings (Losses) of the Group	98,949	(8,621)	13,472		103,800
Net Income Attributable to Noncontrolling Interests	(5,217)	—	—		(5,217)
Net Earnings (Losses) Attributable to Jacobs	$93,732	$(8,621)	$13,472		$98,583
Net Earnings Per Share:
Basic	$0.72				$0.76
Diluted	$0.71				$0.75

JACOBS ENGINEERING GROUP INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 27, 2013
(in thousands, except per share amounts)

	Jacobs Historical (see Footnote 1)	SKM (see Footnote 2)	Pro Forma Adjustments		Jacobs Pro Forma
Revenues	$11,818,376	$1,411,227	$—		$13,229,603

Costs and Expenses:
Direct cost of contracts	(9,976,057)	(788,584)	—		(10,764,641)
Selling, general and administrative expenses	(1,173,340)	(482,040)	12,951	D	(1,664,069)
	—	—	(21,640)	A
Operating Profit	668,979	140,603	(8,689)		800,893
Other Income (Expense):
Interest income	5,395	8,331	(545)	F	13,181
Interest expense	(12,906)	(4,161)	(6,439)	C	(22,384)
	—	—	1,122	E
Miscellaneous income (expense), net	80	1,620	—		1,700
Total other income (expense), net	(7,431)	5,790	(5,862)		(7,503)
Earnings (Losses) Before Taxes	661,548	146,393	(14,551)		793,390
Income Tax (Expense) Benefit	(221,366)	(39,867)	5,630	B	(255,603)
Net Earnings (Losses) of the Group	440,182	106,526	(8,921)		537,787
Net Income Attributable to Noncontrolling Interests	(17,089)	—	—		(17,089)
Net Earnings (Losses) Attributable to Jacobs	$423,093	$106,526	$(8,921)		$520,698
Net Earnings Per Share:
Basic	$3.27				$4.03
Diluted	$3.23				$3.98

JACOBS ENGINEERING GROUP INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Acquisition and Basis of Presentation

The unaudited pro forma condensed combined statements of operations have been prepared based on Jacobs and SKM’s historical financial information, giving effect to the Acquisition and related adjustments described in these notes. SKM’s consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

2.	Adjustments to SKM Historical Results

SKM’s period end dates are different from those of the Company, and accordingly certain adjustments were made to conform SKM’s period end dates to those of the Company for the unaudited pro forma condensed combined statement of operations for the three months ended December 27, 2013. In its Quarterly report on Form 10-Q, Jacobs consolidated SKM’s results for the two week period (the Acquisition Date to December 27, 2013). Therefore, the SKM Historical results presented in the table below represents SKM’s results from September 29, 2013 (beginning of fiscal year 2013) through the Acquisition Date, while the period from the Acquisition Date to December 27, 2013 is included in Jacobs’ historical results.

	Pro forma adjustments (in thousands) For the three months ended December 27, 2013
	SKM Historical (A)	U.S. GAAP Adjustments (B)	SKM U.S. GAAP
Revenues	$229,466	$20,567	$250,033

Costs and Expenses:
Direct cost of contracts	(118,884)	(12,808)	(131,692)
Selling, general and administrative expenses	(131,948)	—	(131,948)
Operating Profit	(21,366)	7,759	(13,607)
Other Income (Expense):
Interest income	1,257	—	1,257
Interest expense	(418)	—	(418)
Miscellaneous income (expense), net	1,221	—	1,221
Share of net profit (loss) accounted for using the equity method	7,759	(7,759)	—
Total other income (expense), net	9,819	(7,759)	2,060
Earnings (Losses) Before Taxes	(11,547)	—	(11,547)
Income Tax (Expense) Benefit	2,926	—	2,926
Net Earnings (Losses) of the Group	(8,621)	—	(8,621)
Net Income (Losses) Attributable to Noncontrolling Interests	—	—	—
Net Earnings (Losses) Attributable to Jacobs	$(8,621)	$—	$(8,621)

The Selling, General and Administrative expenses for the SKM financial results for the three months ended December 27, 2013 includes a loss of $34.9 million (approximately $24.0 million after tax) related to a settlement with certain SKM shareholders regarding provisions of their Shareholding plan settled and paid prior to the close of the business combination. The Selling, General and Administrative expenses for the SKM financial results for the three months ended December 27, 2013 also includes depreciation and amortization expense totaling $5.8 million.

JACOBS ENGINEERING GROUP INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In addition, Jacobs has a different fiscal year end than SKM. SKM’s most recent fiscal year ended on June 23, 2013, while Jacobs most recent fiscal year ended September 27, 2013. As the fiscal years differ by more than 93 days, financial information for SKM for the year ended September 15, 2013 has been used in the preparation of the unaudited pro forma condensed combined statement of operations for the 12 months ended September 27, 2013. The SKM financial information for the year ended September 15, 2013 was prepared by adding the three unaudited consolidated statements of operations for the periods ended July 21, 2013, August 18, 2013, and September 15, 2013 to the audited consolidated statement of operations for the year ended June 23, 2013 included in Exhibit 99.1, and subtracting the three unaudited consolidated statements of operations for the periods ended July 22, 2012, August 19, 2012, and September 16, 2012.

	Pro forma adjustments (in thousands) For the year ended September 27, 2013
	SKM Historical (A)	U.S. GAAP Adjustments (B)	SKM U.S. GAAP
Revenues	$1,297,168	$114,059	$1,411,227

Costs and Expenses:
Direct cost of contracts	(712,717)	(75,867)	(788,584)
Selling, general and administrative expenses	(482,040)	—	(482,040)
Operating Profit	102,411	38,192	140,603
Other Income (Expense):
Interest income	8,331	—	8,331
Interest expense	(4,161)	—	(4,161)
Miscellaneous income (expense), net	1,620	—	1,620
Share of net profit (loss) accounted for using the equity method	38,192	(38,192)	—
Total other income (expense), net	43,982	(38,192)	5,790
Earnings (Losses) Before Taxes	146,393	—	146,393
Income Tax (Expense) Benefit	(39,867)	—	(39,867)
Net Earnings (Losses) of the Group	106,526	—	106,526
Net Income (Losses) Attributable to Noncontrolling Interests	—	—	—
Net Earnings (Losses) Attributable to Jacobs	$106,526	$—	$106,526

The Selling, General and Administrative expenses for the SKM financial results for the year ended September 27, 2013 also includes depreciation and amortization expense totaling $25.9 million.

A)
The SKM historical statement of operations (presented above and below) for the year ended September 27, 2013 and the three months ended December 27, 2013 have been translated to U.S. dollars using a historical exchange rate of approximately $0.99 and $0.92, respectively which approximates the average Australian dollars conversion rate to U.S. dollars for the applicable periods. The results of SKM are impacted by changes in foreign currency exchange rates.

B)
Relates to U.S. GAAP adjustments to proportionately consolidate certain unincorporated joint ventures of SKM in accordance with Jacobs accounting policy, which were accounted for under the equity method of accounting under IFRS.

JACOBS ENGINEERING GROUP INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3)	Pro Forma Adjustments

A)	Reflects the fair value of identifiable intangible assets and related amortization expense adjustments, as follows (in thousands):

			Pro forma amortization expense
	Fair value	Remaining useful life (years)	For the year ended September 27, 2013	For the three months ended December 27, 2013
Customer relationships including backlog	$279,389	12.0	$23,282	$5,821
Trade name	10,464	3.0	3,488	872
Total	$289,853		$26,770	$6,693
Less: Post-acquisition amortization			-	(1,117)
Less: SKM historical amortization expense			(5,130)	(1,313)
Total increase to amortization expense			$21,640	$4,263

The primary intangible asset acquired is the customer relationships including backlog, which was valued using the Multi-Period Excess Earnings Method.  This method takes into consideration the historical trends and expected business cycle within SKM's primary markets. In addition, SKM historical amortization expense relates to intangible assets acquired by SKM in prior acquisitions.

B)	Reflects the tax impact of the Acquisition.

C)
Jacobs borrowed $600 million on its existing $1.2 billion syndicated corporate credit facility with a March 2017 maturity date to partially finance the Acquisition. Interest accrues at a variable rate based on a 1 month LIBOR rate plus a margin between 1.0% and 1.5% calculated on a monthly basis and based on a 360-day year. The adjustments represent additional interest expense for the new debt incurred as if the debt was incurred on September 29, 2013, calculated as follows (in thousands):

Face Value	For the year ended September 27, 2013	For the three months ended December 27, 2013
$600,000	$6,439	$1,182

In addition, $0.4 million of interest expense was recorded in Jacobs’ results for the quarter ended December 27, 2013. If the interest rate differed from the rates used in the pro forma interest expense above by 1/8% for the year ended September 27, 2013 and for the three months ended December 27, 2013, interest expense would have increased or decreased by approximately $0.8 million and $0.1 million, respectively.

D)	Reflects the reversal of certain non-recurring transaction costs directly related to the Acquisition, calculated as follows (in thousands):

	For the year ended September 27, 2013	For the three months ended December 27, 2013
Jacobs	$7,139	$9,062
SKM	5,812	12,163
Total	$12,951	$21,225

Jacobs transaction costs for the three months ended December 27, 2013 includes a $7.8 million stamp duty expense associated with the transaction, that cannot be deducted for tax purposes.

E)	The pro forma adjustment reflects the reversal of certain interest expenses associated with the Shareholders loan accounts.

JACOBS ENGINEERING GROUP INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

F)
Jacobs used $600 million in available cash to partially fund the purchase of SKM at the Acquisition Date. The adjustment reflects a reduction of interest income earned on the cash consideration used for the Acquisition which accrued at an average rate of 0.091% for both the year ended September 27, 2013 and the three months ended December 27, 2013.